SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                           FORM 8-K

                        CURRENT REPORT

               Pursuant to Section 13 or 15(d)
            of the Securities Exchange Act of 1934
              Date of Report:  December 9, 1997


                     CYTOGEN CORPORATION
    (Exact name of registrant as specified in its charter)


               Commission File Number: 1-14879

                                          Delaware
        22-2322400
  (State of Incorporation)             (I.R.S. Employer
                                      Identification No.)


  600 College Road East, CN 5308, Princeton, NJ 08540-5308
      (Address of Principal Executive Offices and Zip Code)

        Registrant's Telephone Number: (609) 987-8200



  Item 5.  Other Events

       On December 9, 1997, CYTOGEN Corporation issued the attached press release.

     On December 9, 1997, Cytogen Corporation announced it had obtained from private investors a financing commitment, subject to satisfaction of certain conditions, to purchase shares of its Convertible Preferred Stock for up to $20 million and that it had completed the first tranche of the financing by issuing shares of its 6% Series B Convertible Preferred Stock the "Series B Preferred Stock", for $7.5 million.

     The Company may at its option issue additional securities under the commitment in up to two additional series, subject to certain conditions. The purchasers are not obligated to purchase additional securities if the average closing bid price of the Company's common stock is less than $2.00 per share for a thirty day period, and the maximum funding for each series is determined by the price of the stock as follows, between $2.01 - $2.49 per share, $4 million; between $2.50 - $2.99 per share, $5.5 million;
  between $3.00 - $3.74 per share, $7 million; between $3.75 - $4.49 per share, $10 million; $4.50 or greater, $12.5 million. The obligations of the purchasers to purchase additional securities are subject to additional conditions related to the effectiveness during certain periods of a secondary registration statement permitting resale of shares of common stock issued on conversion of the Series B Convertible Preferred; and to certain other events. The shares issued under subsequent tranches could be issuable by the Company under like terms with the Series B Preferred Stock.

     The following summary description of the Series B Preferred
  Stock is qualified in its entirety by reference to the Certificate of Designation (defined below) filed as an exhibit hereto which defines the rights and preferences of such security.

  Summary Description of The Series B Preferred Stock

     The 750 outstanding shares of Series B Preferred Stock were issued by the Company to the holders of Series B Preferred Stock (the "Series B Holders") in an offering of Series B Preferred Stock exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D thereunder in December 1997. Each share of Series B Preferred Stock has a par value of $.01 per share and a stated value of $10,000 per share (the "Stated Value").

     Pursuant to the Certificate of Designation relating to the Series B Preferred Stock (the "Certificate of
  Designation") the Series B Holders are entitled to receive, when, as and if declared by the Board of Directors of the Company (the "Board of Directors"), out of funds legally available therefor, cumulative dividends at a rate of 6% of the Stated Value per share per annum, payable, at the option of the Company, in cash or shares of Common Stock (subject to certain limitations). Dividends on the Series B
  Preferred Stock shall be deemed to accrue from the date of original issue of the Series B Preferred Stock, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Accrued dividends on the Series B Preferred Stock shall be paid on the date such Series B Preferred Stock is converted, but the Company shall have the option to pay dividends in cash or common stock and more frequently as and when declared by the Board of Directors. The Certificate of Designation does not provide for a sinking fund.

     The Certificate of Designation prohibits the repurchase by the Company of, or the payment or declaration of any dividends with respect to, any securities of the Company junior to or pari passu with the Series B Preferred Stock (with certain exceptions).

    Except as may be required by law and except with respect to certain actions which may adversely affect the Series B Holders, the Series B Holders are not entitled to vote on any matter submitted to a vote of stockholders of the Company.

    The Series B Preferred Stock ranks senior with respect to rights on liquidation, winding-up and dissolution of the Company to the Company's Common Stock. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series B Preferred Stock will be entitled to receive $10,000 per share, plus accrued and unpaid dividends, before any distribution is made on the common stock or any preferred stock of the Company ranking junior as to liquidation rights to the Series B Preferred Stock.

    The Series B Holders have the right to convert shares of Series B Preferred Stock into common stock at a conversion price (the "Initial Conversion Price") equal to the lesser of (a) 120% of the average per share market value for the ten trading days immediately preceding the date of original issue of the Series B Preferred Stock (the "Original Issue Date"), or $3.4575 and (b) at a discount up to 85% of the average of four closing bid prices chosen by the Series B Holders during the twenty-five trading days prior to notice of conversion, which discount is initially 95% and shall increase by 5% on the first day of the two months subsequent to the Original Issue Date of the Series B
  Preferred Stock. If, however, the average per share market value for the five day trading period immediately preceding the conversion date exceeds the Initial Conversion Price by 180%, then the conversion price otherwise applicable to such conversion shall be increased by an amount equal to 50% of the difference between the average per share market value for the five day trading period immediately preceding the conversion date and the Initial Conversion Price.

     The conversion price may be adjusted under certain circumstances, including the failure by the company to file a registration statement with the Securities and Exchange Commission (the "Commission") for the underlying shares into which the Series B Preferred Stock is convertible, the failure of such registration statement to be declared effective by the Commission within certain time periods, suspension of trading of the Company's common stock or upon the occurrence of certain other events. If on the date of conversion, the conversion price then in effect would result in the number of shares issuable in connection with such conversion (including the conversion of shares issued in respect of payment of dividends) equalling or exceeding 20% of the number of shares of common stock outstanding, the Company is, under certain circumstances, required to obtain the approval of a majority of shareholders to authorize such conversion. The Series B Holders have agreed that in no event shall any such Series B Holder be entitled to convert any shares of Series B Preferred Stock if the issuance of shares of Common Stock upon a proposed conversion, when the shares to be so issued are counted together with other shares of common stock beneficially owned by such Series B Holder would result in a Series B Holder beneficially owning more than 4.999% of the outstanding shares of Common Stock.

     The Series B Preferred Stock is convertible at the option of the Company three years from the date of original issue of the Series B Preferred Stock (the "Original Issue Date"). All outstanding and unconverted shares of Series B Preferred Stock are also redeemable at the option of the Company on the third anniversary of the Original Issue Date at a price per share equal to the product of (1) the average per share market value for the five trading days immediately preceding (i) the third anniversary of the original issue date or (ii) the date of payment in full by the Company of the redemption price, whichever is greater, and (2) the Stated Value plus accrued but unpaid dividends not paid in common stock divided by the Conversion Price for the Series B Preferred Stock calculated on the third anniversary of the Original Issue Date.


  Item 7.  Exhibits


           3.1     Certificate of Designation of 6% Convertible
                   Preferred Stock, Series B

          10.1     Form of Convertible Preferred Stock Purchase
                   Agreement by and between Cytogen Corporation and the purchasers of Series B Preferred Stock

          10.2 Form of Registration Rights Agreement by and between Cytogen Corporation and the purchasers of Series B Preferred Stock

          99.1     Press Release issued by CYTOGEN Corporation on
                   December 9, 1997




                          SIGNATURE



            Pursuant to the requirements of the Securities
  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CYTOGEN CORPORATION





                              By /s/ Donald F. Crane, Jr.
                                 -------------------------
                                 Name:  Donald F. Crane, Jr.
                                 Title: Vice President
                                         General Counsel and Secretary





  Date:  December 22, 1997